Exhibit 99.1

Sandra Liang

(914) 288-3356

ACADIA REALTY TRUST REPORTS SECOND QUARTER OPERATING RESULTS

•
GAAP Net Earnings of $0.01 per share and FFO Before Special Items of $0.31 per share
•
Core Same-Property NOI Growth of 5.5%
•
GAAP and Cash Spreads on New Leases of 82% and 55% Driven by the Street Portfolio
•
Increased Full Year 2024 Guidance of FFO Before Special Items
•
Increased Quarterly Dividend by 5.6%
•
Approximately $150 million of Accretive Core and Investment Management Transactions Completed or in Advanced Stages of Negotiation

RYE, NY (July 30, 2024) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2024. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality core real estate portfolio ("Core" or "Core Portfolio") of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management").

Kenneth F. Bernstein, President and CEO of Acadia Realty Trust, commented:

“We had another strong quarter driven by the acceleration of growth within our key Street markets. In light of our strong performance, we have increased our earnings guidance along with our quarterly dividend. Furthermore, we have made progress on strategically positioning and strengthening our balance sheet. Finally, our pipeline of actionable and accretive investment opportunities across our key markets and Investment Management platform is accelerating."

SECOND Quarter and recent Highlights

•
NAREIT FFO per share of $0.25 and FFO Before Special Items per share of $0.31
•
Core Same-Property NOI Growth of 5.5% in the second quarter driven by growth of approximately 12% from the Street Portfolio
•
Updated 2024 Guidance (refer to guidance table on page 7)
•
New Core GAAP and Cash Rent Spreads of 82% and 55%, respectively, for the second quarter driven by Street leases in Chicago and Washington, D.C.
•
Increased Quarterly Dividend by $0.01 to $0.19 per Common Share or an approximate 5.6% increase, driven by continued internal growth

1

•
Core Signed Not Open ("SNO") Pipeline (excluding redevelopments) increased from $7.7 million as of March 31, 2024, to $8.1 million of annualized base rent ("ABR") as of June 30, 2024, representing approximately 6% of in-place rents
•
Strengthened Balance Sheet Metrics and Liquidity:
o
Announced $100 million of inaugural private placement unsecured notes
o
Completed the previously disclosed extension and expansion of its unsecured credit facility at existing credit spreads
o
No significant Core debt maturities until 2027 and limited interest rate exposure
o
Net Debt-to-EBITDA for the Core Portfolio improved to 5.8x during the quarter

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. Amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

	Financial Results
	2024	2023
	2Q	2Q

Net earnings per share attributable to Acadia	$0.01	$0.09
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	0.23	0.27
Loss on disposition of properties (net of noncontrolling interests' share)	0.01	—
Noncontrolling interest in Operating Partnership	—	0.01
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$0.25	$0.37
Net unrealized holding loss (gain)[1]	0.03	(0.01)
Realized gains and promotes[1]	0.03	—
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.31	$0.36
Less: Non-cash gain from BBBY lease termination[2]	—	(0.08)
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders, excluding non-cash BBBY gain	$0.31	$0.28

________

2

1.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company realized investment gains of $3.6 million on 175,000 shares for the quarter ended June 30, 2024. Refer to the "Notes to Financial Highlights" page 14 of this document.
2.
Results for the quarter ended June 30, 2023 included a non-cash gain of $7.8 million, or $0.08 per share from the termination of the Bed Bath and Beyond ("BBBY") below-market lease at 555 9th Street in San Francisco.

Amounts reflected in the below Net Income, NAREIT FFO and FFO Before Special Items for the quarter ended June 30, 2023 included a non-cash nonrecurring gain of $7.8 million, or $0.08 per share, from the termination of a below-market lease.

Net Income

•
Net income for the quarter ended June 30, 2024 was $1.2 million, or $0.01 per share.
•
This compares with net income of $9.0 million, or $0.09 per share for the quarter ended June 30, 2023.

NAREIT FFO

•
NAREIT Funds From Operations ("NAREIT FFO") for the quarter ended June 30, 2024 was $28.5 million, or $0.25 per share.
•
This compares with NAREIT FFO of $38.2 million, or $0.37 per share, for the quarter ended June 30, 2023.

FFO Before Special Items

•
Funds From Operations ("FFO") Before Special Items for the quarter ended June 30, 2024 was $34.4 million, or $0.31 per share, which includes $3.6 million, or $0.03 per share, of realized investment gains (175,000 shares of Albertsons' stock sold at an average price of $20.52 per share).
•
This compares with FFO Before Special Items of $36.5 million, or $0.36 per share for the quarter ended June 30, 2023.

3

CORE PORTFOLIO PERFORMANCE

Same-Property NOI

•
Same-Property Net Operating Income ("NOI") growth, excluding redevelopments, increased 5.5% for the second quarter, driven by an increase of approximately 12% from the Street Portfolio.

Leasing and Occupancy Update

•
For the quarter ended June 30, 2024, conforming GAAP and cash leasing spreads on new leases were 82% and 55%, respectively, driven by Street leases in Chicago and Washington, D.C.
•
As of June 30, 2024, the Core Portfolio was 94.8% leased and 91.8% occupied compared to 94.4% leased and 91.8% occupied as of March 31, 2024.
•
Core SNO (excluding redevelopments) increased to $8.1 million of ABR at June 30, 2024, representing approximately 6% of in-place rents. This is a 5% increase from the $7.7 million of SNO as of March 31, 2024.

4

TRANSACTIONAL ACTIVITY

Core Portfolio Acquisitions

•
Georgetown, Washington, D.C. During the second quarter, the Company strategically funded a $7.6 million advance to one of its partners in the Georgetown Renaissance Collection, in which the Company currently owns a 20% interest. This advance is secured by the partner's 10.8% interest in Renaissance and provides the Company with the near-term possibility to increase its ownership while also strategically positioning the Company to even further consolidate its ownership interest in Renaissance in the future. The Georgetown Renaissance Collection is a high-end retail portfolio consisting of over 318,000 square feet across 20 buildings in Washington, D.C.'s Georgetown neighborhood.
•
Manhattan and Brooklyn, New York. The Company is in advanced stages of negotiations to acquire retail portfolios in Manhattan and Brooklyn. The aggregate purchase price of these portfolios is approximately $75 million and is expected to be day one earnings accretive with the opportunity for positive mark-to-market rent adjustments going forward.

Investment Management Acquisitions

•
Shops at Grand Avenue, Queens, New York. As previously announced, in May 2024, the Company formed a strategic relationship with J.P. Morgan Asset Management ("JPM") to pursue the acquisition of retail assets, including assets owned by the Company. This venture commenced with the Company selling a 95% interest in Shops at Grand, a grocery-anchored shopping center, to J.P. Morgan Real Estate Income Trust, Inc., which is externally advised and sponsored by J.P. Morgan Investment Management Inc., in a transaction which valued the asset at $48 million, exclusive of transaction costs. The Company retained a 5% interest and will continue to manage day-to-day operations entitling it to earn management, leasing, and construction fees along with the opportunity to earn a promote upon the ultimate disposition of the asset.
•
The Walk at Highwoods Preserve, Tampa, Florida. In July 2024, the Company completed the acquisition of a property for $30.7 million, inclusive of transaction costs, within its Investment Management platform. This 141,000 square foot open-air shopping center is anchored by Home Goods and Michaels. Acadia is in active negotiations to bring in a strategic institutional investor to complete the capitalization of this property.

The above-mentioned pending Core and Investment Management transactions are subject to final agreement between the parties, customary closing conditions and market uncertainty. Thus, no assurances can be given that the Company will successfully close on any of these transactions on the anticipated timeline or at all.

Investment Management Dispositions

•
Fund IV and Fund V. During the second quarter, Fund IV completed the disposition of two street retail assets at 2207 & 2208-2216 Fillmore, located in San Francisco,

5

California for $14.1 million and repaid the mortgage of $6.4 million. Fund IV also completed the disposition of the Paramus Plaza asset located in Paramus, New Jersey for $36.8 million and repaid the $27.9 million mortgage. In June 2024, the Company completed the sale of an outparcel at Canton Marketplace, a Fund V asset, for $2.2 million.

BALANCE SHEET

•
$100 Million of Private Unsecured Notes: On July 30, 2024, the Company entered into an agreement with an institutional investor for the Company's inaugural private placement offering of unsecured notes, pursuant to which the Company would sell $100 million of senior unsecured notes comprised of an $80 million and $20 million note with a five- and three- year term, respectively. The five-year and three-year notes will bear interest at fixed annual rates of 5.94% and 5.86%, respectively, based on credit spreads of 150 and 125 basis points over the five- and three- year U.S. Treasury bonds as of the date of pricing (May 21, 2024), respectively. The notes are expected to be funded during the third quarter of 2024, subject to customary closing conditions. Thus, no assurance can be given that the Company will successfully close on the transaction.
•
Extension and Expansion of $750 Million Unsecured Credit Facility: Completed in April 2024, the new four-year term extended the maturity to 2028 (with two additional six-month extension options to 2029) and was increased by $50 million. The facility was oversubscribed, maintained the pricing spread and improved its financial covenant package.
•
Equity Activity: Raised gross proceeds of $28.8 million during the second quarter of 2024 from the sale of approximately 1.7 million shares through the Company's at-the-market issuance program using the proceeds to accretively de-leverage the balance sheet and match-fund accretive investment transactions.
•
No Significant Core Debt Maturities until 2027 and Limited Interest Rate Exposure: 4.0%, 0.2%, and 6.1% of Core debt maturing in 2024, 2025 and 2026, respectively. At June 30, 2024, the Company had $827 million of Core notional swap agreements with various maturities through 2030 that provide virtually no base interest rate exposure within the Core Portfolio until 2027.
•
Debt-to-EBITDA Metrics: Core Net Debt-to-EBITDA improved to 5.8x at June 30, 2024 from 6.1x at March 31, 2024. Refer to the second quarter 2024 Supplemental Information package for reconciliations and details on financial ratios.

DIVIDEND

Increased Quarterly Dividend by $0.01 to $0.19 per Common Share: The Company's Board of Trustees has authorized a third quarter cash dividend of $0.19 per common share. The 5.6% increase from the prior quarterly dividend was driven by the Company's continued internal growth. The quarterly dividend is payable on October 15, 2024 to holders of record as of September 30, 2024.

6

GUIDANCE

The Company updated its annual 2024 guidance as follows:

•
Net earnings per share to $0.07-$0.11 from $0.07-$0.13
•
NAREIT FFO per share to $1.09-$1.13 from $1.09-$1.15
•
FFO Before Special Items per share to $1.26-$1.32 from $1.24-$1.32

	2024 Guidance
	Revised	Prior [1]

Net earnings per share attributable to Acadia	$0.07-$0.11	$0.07-$0.13
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	1.01	1.01
Noncontrolling interest in Operating Partnership	0.01	0.01
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.09-$1.13	$1.09-$1.15
Net unrealized holding loss [2,3]	0.04	0.02
Realized gains and promotes [3]	0.13-0.15	0.13-0.15
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.26-$1.32	$1.24-$1.32

________

1.
The prior guidance range represents the reaffirmed guidance on April 29, 2024, in conjunction with first quarter 2024 earnings.
2.
This primarily relates to the unrealized mark-to-market holding loss related to the Company’s investment in Albertsons, which was recognized in NAREIT FFO for the six months ended June 30, 2024. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e. changes in share price) on Albertsons in its 2024 guidance assumptions.
3.
It is the Company’s policy to exclude unrealized gains and losses from FFO Before Special Items and to include and provide guidance for any anticipated realized gains related to the Company’s investment in Albertsons within FFO Before Special Items. The Company realized investment gains of $7.6 million on 350,000 shares for the six months ended June 30, 2024. Refer to the "Notes to Financial Highlights" page 14 of this document.

The Company is providing a projection of anticipated net earnings solely to satisfy the disclosure requirements of the Securities and Exchange Commission (the "SEC"). The Company's projections are based on management's current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that the Company's actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2024 earnings guidance, whether as a result of new information, future events or otherwise. Refer to the "Safe Harbor Statement" disclosures on page 8 of this document.

7

CONFERENCE CALL

Management will conduct a conference call on Wednesday, July 31, 2024 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, July 31, 2024
Time:	11:00 AM ET
Participant call:	Second Quarter 2024 Dial-In
Participant webcast:	Second Quarter 2024 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio ("Core" or "Core Portfolio") of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management"). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such

8

forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, such as the COVID-19 Pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

9

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental income	$85,626	$88,141	$171,663	$168,878
Other	1,628	1,807	6,947	2,909
Total revenues	87,254	89,948	178,610	171,787

Expenses
Depreciation and amortization	34,281	34,056	69,221	67,229
General and administrative	10,179	10,643	19,947	20,589
Real estate taxes	9,981	11,381	22,327	22,860
Property operating	15,781	14,210	34,877	29,343
Total expenses	70,222	70,290	146,372	140,021

Gain (loss) on disposition of properties	757	—	(441)	—
Operating income	17,789	19,658	31,797	31,766
Equity in earnings (losses) of unconsolidated affiliates	4,480	(1,437)	4,168	(1,408)
Interest income	5,413	4,970	10,651	9,788
Realized and unrealized holding (losses) gains on investments and other	(2,364)	1,815	(4,415)	28,572
Interest expense	(23,581)	(22,089)	(47,290)	(43,676)
Income (loss) from continuing operations before income taxes	1,737	2,917	(5,089)	25,042
Income tax provision	(155)	(165)	(186)	(288)
Net income (loss)	1,582	2,752	(5,275)	24,754
Net loss attributable to redeemable noncontrolling interests	2,292	1,091	4,846	3,166
Net (income) loss attributable to noncontrolling interests	(2,431)	5,433	5,141	(5,284)
Net income attributable to Acadia shareholders	$1,443	$9,276	$4,712	$22,636

Less: net income attributable to participating securities	(290)	(247)	(577)	(490)
Net income attributable to Common Shareholders - basic earnings per share	$1,153	$9,029	$4,135	$22,146
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$1,153	$9,029	$4,135	$22,146

Weighted average shares for basic earnings per share	103,592	95,260	102,860	95,225
Weighted average shares for diluted earnings per share	103,592	95,260	102,860	95,225

Net earnings per share - basic (2)	$0.01	$0.09	$0.04	$0.23
Net earnings per share - diluted (2)	$0.01	$0.09	$0.04	$0.23

10

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income attributable to Acadia	$1,443	$9,276	$4,712	$22,636

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	26,291	28,248	53,378	54,692
Loss on disposition of properties (net of noncontrolling interests' share)	568	—	843	—
Income attributable to Common OP Unit holders	103	574	306	1,368
Distributions - Preferred OP Units	84	123	207	246
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$28,489	$38,221	$59,446	$78,942

Adjustments for Special Items:
Unrealized holding loss (gain) (net of noncontrolling interest share) (4)	2,308	(1,713)	4,323	(1,779)
Realized gain	3,586	—	7,580	—
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$34,383	$36,508	$71,349	$77,163

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	103,592	95,260	102,860	95,225
Weighted-average OP Units outstanding	7,228	6,918	7,525	6,836
Assumed conversion of Preferred OP Units to common shares	319	464	25	464
Assumed conversion of LTIP units and restricted share units to common shares	698	—	686	—
Weighted average number of Common Shares and Common OP Units	111,837	102,642	111,096	102,525

Diluted Funds from operations, per Common Share and Common OP Unit	$0.25	$0.37	$0.54	$0.77

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.31	$0.36	$0.64	$0.75

11

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Consolidated operating income	$17,789	$19,658	$31,797	$31,766
Add back:
General and administrative	10,179	10,643	19,947	20,589
Depreciation and amortization	34,281	34,056	69,221	67,229
(Gain) loss on disposition of properties	(757)	—	441	—
Less:
Above/below market rent, straight-line rent and other adjustments	(2,869)	(13,088)	(7,477)	(15,330)
Consolidated NOI	58,623	51,269	113,929	104,254

Redeemable noncontrolling interest in consolidated NOI	(1,381)	(1,182)	(2,422)	(2,399)
Noncontrolling interest in consolidated NOI	(18,322)	(13,730)	(35,253)	(28,205)
Less: Operating Partnership's interest in Investment Management NOI included above	(6,132)	(4,765)	(11,473)	(9,802)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	2,251	4,141	6,212	8,100
Core Portfolio NOI	$35,039	$35,733	$70,993	$71,948

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Core Portfolio NOI	$35,039	$35,733	$70,993	$71,948
Less properties excluded from Same-Property NOI	(2,961)	(5,335)	(6,887)	(11,235)
Same-Property NOI	$32,078	$30,398	$64,106	$60,713

Percent change from prior year period	5.5%		5.6%

Components of Same-Property NOI:
Same-Property Revenues	$45,613	$43,275	$91,756	$87,057
Same-Property Operating Expenses	(13,535)	(12,877)	(27,650)	(26,344)
Same-Property NOI	$32,078	$30,398	$64,106	$60,713

12

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

	As of
	June 30, 2024	December 31, 2023
ASSETS
Investments in real estate, at cost
Land	$849,524	$872,228
Buildings and improvements	3,106,413	3,128,650
Tenant improvements	283,309	257,955
Construction in progress	21,023	23,250
Right-of-use assets - finance leases	58,637	58,637
	4,318,906	4,340,720
Less: Accumulated depreciation and amortization	(871,994)	(823,439)
Operating real estate, net	3,446,912	3,517,281
Real estate under development	101,802	94,799
Net investments in real estate	3,548,714	3,612,080
Notes receivable, net ($1,520 and $1,279 of allowance for credit losses as of June 30, 2024 and December 31, 2023, respectively)	126,653	124,949
Investments in and advances to unconsolidated affiliates	203,410	197,240
Other assets, net	213,779	208,460
Right-of-use assets - operating leases, net	27,748	29,286
Cash and cash equivalents	31,915	17,481
Restricted cash	23,139	7,813
Marketable securities	21,668	33,284
Rents receivable, net	54,012	49,504
Assets of properties held for sale	—	11,057
Total assets	$4,251,038	$4,291,154

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage and other notes payable, net	$955,069	$930,127
Unsecured notes payable, net	644,313	726,727
Unsecured line of credit	96,446	213,287
Accounts payable and other liabilities	218,095	229,375
Lease liability - operating leases	29,964	31,580
Dividends and distributions payable	20,285	18,520
Distributions in excess of income from, and investments in, unconsolidated affiliates	7,301	7,982
Total liabilities	1,971,473	2,157,598
Commitments and contingencies
Redeemable noncontrolling interests	40,874	50,339
Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 105,266,580 and 95,361,676 shares, respectively	105	95
Additional paid-in capital	2,115,689	1,953,521
Accumulated other comprehensive income	47,621	32,442
Distributions in excess of accumulated earnings	(381,945)	(349,141)
Total Acadia shareholders’ equity	1,781,470	1,636,917
Noncontrolling interests	457,221	446,300
Total equity	2,238,691	2,083,217
Total liabilities, redeemable noncontrolling interests, and equity	$4,251,038	$4,291,154

13

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

1.
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
2.
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
3.
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;

14

ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
4.
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) other costs that do not occur in the ordinary course of our underwriting and investing business.
5.
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

15